EXHIBIT 99.1
RumbleOn, Inc. Announces Financial Results for the Fourth Quarter and Fiscal Year 2017

CHARLOTTE, N.C., Feb. 27, 2018 (GLOBE NEWSWIRE) -- RumbleOn, Inc. (NASDAQ:RMBL), a capital light disruptive e-commerce platform facilitating the ability of both consumers and dealers to Buy-Sell-Trade-Finance pre-owned vehicles in one online location with an initial emphasis on motorcycles and other powersports, today announced financial results for the three-months and year ended December 31, 2017.

Marshall Chesrown, RumbleOn’s President and Chief Executive Officer, stated, “We are very pleased with all that we accomplished as a business in 2017, including launching and rapidly expanding the only end-to-end online marketplace that provides customers an effective, seamless, and hassle-free way to purchase pre-owned recreational vehicles. This unique and compelling business model has enabled RumbleOn to carve out a niche in the highly fragmented recreational vehicle marketplace. As we look ahead, we will continue enhancing our technology, expanding our product to different market segments, and offering an unmatched customer experience, which we believe will position us well to drive further expansion in the business.

Financial Summary

There were no sales of vehicles during the three-months and fiscal year ended December 31, 2016.  As a result, comparative financial results for the three-months and fiscal year ended December 31, 2016 have been omitted.

Three-month period ended December 31, 2017

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Revenue totaled $3.44 million, driven by the sale of 355 units;
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Total average gross profit per unit was $764;
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Total operating loss was $3.2 million;
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Net loss was $3.4 million; and
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Net loss per share was $0.28, based on 12.3 million weighted average shares of common stock outstanding.

Fiscal year ended December 31, 2017

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Revenue totaled $7.3 million, driven by the sale of 678 units;
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Total average gross profit per unit was $750;
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Total operating loss was $8.0 million;
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Net loss was $8.6 million; and
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Net loss per share was $0.86, based on 9.9 million weighted average shares of common stock outstanding.

Recent Developments

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On February 16, 2018, the Company entered into a floor plan line of credit with Ally Bank Dealer Services for up to $25 million through its wholly-owned subsidiary, RMBL Missouri, LLC.

Outlook

As our platform and business model begins to achieve scale, for the first quarter of 2018 we estimate:

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Revenue in the range of $7.2 million to $7.5 million;
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Net loss ranging from $3.0 to $3.6 million; and
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We anticipate non-Harley Davidson units to approach 45% of vehicle sales, which will result in an average selling price ranging from $9,200 to $9,400 and gross margins range of 8% to 10%.

For the full year 2018, we estimate:

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Revenue in excess of $100 million;
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We expect that our sales mix between Harley Davidson and non-Harley Davidson vehicles will be about 50% each which is more in line with the overall market sales mix, and we anticipate that this will result in an average selling price range of $9,000 to $9,200 and a gross margin range of 12.5% to 14.5%; and
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Positive cash-flow from operations in the second half of the year.

Conference Call Details

RumbleOn will host a conference call today, February 27, 2018, at 8:30 am Eastern Time to discuss financial results. Investors and analysts can participate in the conference call by dialing (800) 289-0517 or (323) 794-2423 and using conference ID # 5105639. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.RumbleOn.com/.  A telephone replay will be available beginning at approximately 12 p.m. Eastern Time on February 27, 2018, until 11:59 p.m. ET on March 13, 2018.  The telephone replay is available by calling (844) 512-2921.  The access code is 5105639.

About RumbleOn

RumbleOn operates a capital light disruptive e-commerce platform facilitating the ability of both consumers and dealers to Buy-Sell-Trade-Finance pre-owned vehicles in one online location. RumbleOn’s goal is to transform the way motorcycles and other powersport and recreational pre-owned vehicles are bought and sold by providing users with the most efficient, timely and transparent transaction experience. RumbleOn’s initial focus is the market for road vin specific pre-owned vehicles with an initial emphasis on motorcycles and other powersports. Serving both consumers and dealers, through its online marketplace platform, RumbleOn makes cash offers for the purchase of pre-owned vehicles. In addition, RumbleOn offers a large inventory of pre-owned vehicles for sale along with third-party financing and associated products. For additional information, please visit RumbleOn’s website at www.RumbleOn.com. Also visit the Company on Facebook, LinkedIn, Twitter, Instagram, YouTube and Pinterest.

Forward-Looking Statements

This press release, the conference call and webcast contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release, the conference call and webcast. Such factors include the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date of this press release, the conference call and webcast and the Company assumes no obligation to update such statements, except as required by law.

Contact:
Megan Crudele (Investors)
ICR
RumbleOn@icrinc.com
646-277-1200
Source: RumbleOn, Inc.

RUMBLEON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	(unaudited)
	For the Three Months ended December 31,		For the Year ended December 31,

Revenue:	2017	2016	2017	2016
Consumer	$556,944	$-	$2,183,808	$-
Dealer	2,836,814	-	4,836,262	-
Other Sales and Revenue	24,658	-	159,230	-
Subscription fees	25,933	-	126,602	-
Total Revenue	3,444,349	-	7,305,902	-

Expenses:
Cost of Sales	3,400,338	-	7,027,793
Selling, general and administrative	2,896,783	153,358	7,586,999	211,493
Depreciation And Amortization	365,770	475	668,467	1,900
Total expenses	6,662,891	153,833	15,283,259	213,393

Operating loss	(3,218,542)	(153,833)	(7,977,357)	(213,393)

Interest Expense	222,158	4,267	595,966	11,698

Net loss before benefit for income taxes	(3,440,700)	(158,100)	(8,573,323)	(225,091)

Benefit for Income taxes	-	-	-	513

Net Loss	$(3,440,700)	$(158,100)	$(8,573,323)	$(224,578)

Weighted average number of shares outstanding	12,327,563	5,822,826	9,917,584	5,581,370

Net loss per share-basic and fully-diluted	$(0.28)	$(0.03)	$(0.86)	(0.04)

RUMBLEON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWO YEAR ENDED DECEMBER 31, 2017

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,573,323)	$(224,578)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	668,467	1,900
Amortization of debt discount	276,076	1,282
Interest expense on conversion of debt	196,076
Share based compensation expense	503,023
Impairment of asset		792
Increase in deferred tax liability		(513)
Changes in operating assets and liabilities:
Increase in prepaid expenses	(307,213)	(1,667)
Increase in inventory	(2,834,666)
Increase in accounts receivable	(577,107)
Increase in accounts payable and accrued interest	960,115	210,302
(Increase) decrease in accrued interest payable	70,237	(7,494)
Increase in other assets	(5,178)	-

Net cash used in provided by operating activities	(9,623,493)	(19,976)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisitions	(750,000)	-
Technology development	(506,786)	-
Purchase of other assets		(45,515)
Purchase of property and equipment	(622,512)	-

Net cash used in investing activities	(1,879,298)	(45,515)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable	3,248,593	214,358
Repayments for note payable	(1,650,000)	(158,000)
Proceeds from sale of common stock	17,724,270	1,354,000
Donated capital	-	2,000

Net cash provided by financing activities	19,322,863	1,412,358

NET CHANGE IN CASH	7,820,072	1,346,867

CASH AT BEGINNING OF PERIOD	1,350,580	3,713

CASH AT END OF PERIOD	$9,170,652	$1,350,580

RUMBLEON, INC.
CONSOLIDATED BALANCE SHEETS
FOR THE TWO YEAR ENDED DECEMBER 31, 2017

ASSETS	2017	2016

Current assets:
Cash	$9,170,652	$1,350,580
Accounts Receivable	577,107	-
Inventory	2,834,666	-
Prepaid expense	308,880	1,667
Other	-
Total current assets	12,891,305	1,352,247

Property and Equipment - Net of Accumulated Depreciation	3,360,832	-
Goodwill	1,850,000	-
Other assets	50,693	45,515
	5,261,525	45,515

Total assets	$18,152,830	$1,397,762

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,179,216	$219,101
Accrued interest payable	33,954	-
Current portion of long-term debt	1,081,593	-
Total current liabilities	2,294,763	219,101

Long term liabilities:
Note payable	1,459,410	1,282
Accrued interest payable	32,665	5,508
Deferred tax liability	-	78,430
Total long-term liabilities	1,492,075	85,220

Total liabilities	3,786,838	304,321

Commitments and Contingencies	-	-

Stockholders' equity:
Common A stock, $0.001 par value, 10,000,000 shares
authorized, 1,000,000 shares issued and outstanding
as of December 31, 2017 and none outstanding at December 31, 2016	1,000	-
Common B stock, $0.001 par value, 99,000,000 shares
authorized, 11,928,541 and 6,400,000 shares issued and outstanding
as of December 31, 2017 and 2016	11,929	6,400
Additional paid in capital	23,372,360	1,534,015
Subscriptions receivable	-	(1,000)
Accumulated deficit	(9,019,297)	(445,974)
Total stockholders' equity	14,365,992	1,093,441

Total liabilities and stockholders' equity	$18,152,830	$1,397,762